Exhibit 99.1

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal Year 2020
Financial Results

•	Q3 Revenue: $662 million

•	Q3 Gross Margin: 51.3% GAAP gross margin; 63.5% non-GAAP gross margin

•	Q3 Diluted income (loss) per share: $(0.12) GAAP diluted loss per share; $0.17 non-GAAP diluted income per share

•	Cash and short-term investments: $438 million
Santa Clara, Calif. (December 3, 2019) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the third quarter of fiscal year 2020.
Marvell completed the acquisition of Aquantia Corp. (“Aquantia”) on September 19, 2019 (the “acquisition date”), approximately 6 weeks before the end of the third quarter of fiscal 2020. Marvell's results for the third quarter of fiscal 2020 include the results of Aquantia from the acquisition date, while prior periods presented do not.
Subsequent to Marvell's third quarter end, on November 5, 2019, Marvell completed the acquisition of Avera Semiconductor (“Avera”), the Application Specific Integrated Circuit (“ASIC”) business of GlobalFoundries.
Revenue for the third quarter of fiscal 2020 was $662 million, which exceeded the midpoint of the Company's guidance provided on August 29, 2019. GAAP net loss for the third quarter of fiscal 2020 was $(83) million, or $(0.12) per diluted share. Non-GAAP net income for the third quarter of fiscal 2020 was $112 million, or $0.17 per diluted share. Cash flow from operations for the third quarter was $66 million.

“Marvell delivered solid results for the third quarter and I am pleased that our storage business grew sequentially led by a strong performance from our enterprise and datacenter products. In addition, we ramped our first 5G product shipments in volume, successfully responding to our customer’s aggressive schedule requests, ahead of the plan we had laid out early this year,” said Matt Murphy, Marvell’s President and CEO. “We also recently completed the strategic acquisitions of Aquantia, a pioneer in multi-gig ethernet, and Avera, a leader in custom ASICs. These acquisitions broaden our technology portfolio for infrastructure customers and expand our addressable market by approximately $4 billion.”

Marvell's fourth quarter guidance includes expected results from the Aquantia and Avera acquisitions for the full quarter. This guidance also includes expected results for the full quarter from the Wi-Fi Connectivity Business. Once the Wi-Fi Connectivity Business is divested to NXP, Marvell will update its revenue guidance for the fourth quarter. Marvell's fourth quarter guidance also takes into account the U.S. Government's export restriction on certain Chinese customers.

Fourth Quarter of Fiscal 2020 Financial Outlook

•	Revenue is expected to be $750 million +/- 3%.

•	GAAP gross margin is expected to be approximately 45.5%.

•	Non-GAAP gross margin is expected to be approximately 62%.

•	GAAP operating expenses are expected to be $445 million to $455 million.

•	Non-GAAP operating expenses are expected to be $315 million to $320 million.

•	GAAP diluted loss per share is expected to be $(0.23) to $(0.17) per share.

•	Non-GAAP diluted income per share is expected to be $0.15 to $0.19 per share.

Conference Call
Marvell will conduct a conference call on Tuesday, December 3, 2019 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2020. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 4437138. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Tuesday, December 10, 2019.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with the Aquantia acquisition, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges, resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the third quarter of fiscal 2020, a non-GAAP tax rate of 4.5% has been applied to the non-GAAP financial results.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the proposed divestiture of Marvell's Wi-Fi Connectivity business to NXP will not be completed; the risk that the company may not realize the anticipated benefits of the acquisitions of Aquantia Corp. and the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture to NXP (collectively, the “Transactions”); the effect of the consummation of the Transactions on the company's business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to successfully integrate operations and product lines related to the acquisitions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated or at all; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, bans and tariffs; the risks associated with manufacturing and selling products and customers’ products outside of the United States; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; Marvell’s maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2019 as filed with the SEC on September 4, 2019, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or publicly update any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 2, 2019	August 3, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Net revenue	$662,470	$656,568	$851,051	$1,981,490	$2,120,992
Cost of goods sold	322,403	305,866	467,464	929,293	984,602
Gross profit	340,067	350,702	383,587	1,052,197	1,136,390

Operating expenses:
Research and development	267,781	266,354	264,888	801,002	657,907
Selling, general and administrative	118,993	113,990	112,178	342,988	318,192
Restructuring related charges	14,802	16,586	27,031	37,070	64,013
Total operating expenses	401,576	396,930	404,097	1,181,060	1,040,112
Operating income (loss)	(61,509)	(46,228)	(20,510)	(128,863)	96,278
Interest income	1,092	1,077	1,046	3,437	10,690
Interest expense	(21,241)	(20,531)	(22,370)	(62,975)	(38,409)
Other income (loss), net	689	(2,197)	(2,628)	(1,624)	(3,858)
Interest and other income (loss), net	(19,460)	(21,651)	(23,952)	(61,162)	(31,577)
Income (loss) before income taxes	(80,969)	(67,879)	(44,462)	(190,025)	64,701
Provision (benefit) for income taxes	1,532	(10,548)	9,305	(1,743)	(16,903)
Net income (loss)	(82,501)	(57,331)	(53,767)	(188,282)	81,604

Net income (loss) per share — Basic:	$(0.12)	$(0.09)	$(0.08)	$(0.28)	$0.14

Net income (loss) per share — Diluted:	$(0.12)	$(0.09)	$(0.08)	$(0.28)	$0.14

Weighted average shares:
Basic	668,178	663,603	657,519	667,184	569,031
Diluted	668,178	663,603	657,519	667,184	578,872

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	November 2, 2019	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$438,369	$582,410
Accounts receivable, net	495,216	493,122
Inventories	308,299	276,005
Prepaid expenses and other current assets	43,789	43,721
Assets held for sale	600,893	—
Total current assets	1,886,566	1,395,258
Property and equipment, net	316,214	318,978
Goodwill	5,161,312	5,494,505
Acquired intangible assets, net	2,500,215	2,560,682
Other non-current assets	438,955	247,329
Total assets	$10,303,262	$10,016,752

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$212,955	$185,362
Accrued liabilities	305,827	335,509
Accrued employee compensation	130,062	115,925
Liabilities held for sale	5,610	—
Total current liabilities	654,454	636,796
Long-term debt	2,036,441	1,732,699
Non-current income taxes payable	48,136	59,221
Deferred tax liabilities	214,492	246,252
Other non-current liabilities	183,921	35,374
Total liabilities	3,137,444	2,710,342

Shareholders’ equity:
Common shares	1,341	1,317
Additional paid-in capital	6,355,723	6,188,598
Accumulated other comprehensive income	37	—
Retained earnings	808,717	1,116,495
Total shareholders’ equity	7,165,818	7,306,410
Total liabilities and shareholders’ equity	$10,303,262	$10,016,752

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Cash flows from operating activities:
Net income (loss)	$(82,501)	$(53,767)	$(188,282)	$81,604
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,508	39,259	126,747	86,356
Share-based compensation	66,762	50,240	189,036	133,484
Amortization and write off of acquired intangible assets	92,760	78,691	253,467	104,630
Amortization of inventory fair value adjustment associated with acquisition	3,316	102,842	3,316	125,775
Amortization of deferred debt issuance costs and debt discounts	1,181	2,217	4,040	9,290
Restructuring related impairment charges	6,146	9,888	16,243	11,881
Other expense, net	2,574	1,771	4,590	5,402
Deferred income taxes	(10,275)	(6,261)	(7,901)	(27,675)
Changes in assets and liabilities:
Accounts receivable	(32,002)	(10,948)	8,374	(59,697)
Inventories	(39,276)	(5,007)	(30,602)	1,859
Prepaid expenses and other assets	(3,046)	7,630	(11,039)	(11,874)
Accounts payable	8,304	22,531	30,801	22,260
Accrued liabilities and other non-current liabilities	(26,141)	39,691	(106,258)	27,730
Accrued employee compensation	37,193	20,617	11,927	(20,922)
Net cash provided by operating activities	65,503	299,394	304,459	490,103
Cash flows from investing activities:
Purchases of available-for-sale securities	—	—	—	(14,956)
Sales of available-for-sale securities	18,832	—	18,832	623,896
Maturities of available-for-sale securities	—	—	—	187,985
Purchases of time deposits	—	—	—	(25,000)
Maturities of time deposits	—	25,000	—	175,000
Purchases of technology licenses	(414)	(9,918)	(1,936)	(11,181)
Purchases of property and equipment	(20,742)	(12,646)	(62,935)	(47,035)
Cash payment for acquisition, net of cash and cash equivalents acquired	(477,579)	—	(477,579)	(2,649,465)
Other, net	(1,404)	(4,007)	(1,793)	(7,534)
Net cash used in investing activities	(481,307)	(1,571)	(525,411)	(1,768,290)
Cash flows from financing activities:
Repurchases of common stock	—	(53,969)	(64,272)	(53,969)
Proceeds from employee stock plans	21,795	16,192	103,109	60,772
Tax withholding paid on behalf of employees for net share settlement	(19,220)	(8,915)	(80,862)	(45,691)
Dividend payments to shareholders	(40,140)	(39,411)	(119,496)	(108,592)
Payments on technology license obligations	(28,889)	(23,003)	(57,213)	(52,481)
Proceeds from issuance of debt	350,000	—	350,000	1,892,605
Principal payments of debt	—	(75,000)	(50,000)	(681,128)
Payment of equity and debt financing costs	—	(2,115)	—	(11,550)
Other, net	(2,869)	—	(4,355)	—
Net cash provided by (used in) in financing activities	280,677	(186,221)	76,911	999,966
Net increase (decrease) in cash and cash equivalents	(135,127)	111,602	(144,041)	(278,221)
Cash and cash equivalents at beginning of period	573,496	498,659	582,410	888,482
Cash and cash equivalents at end of period	$438,369	$610,261	$438,369	$610,261

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 2, 2019	August 3, 2019	November 3, 2018	November 2, 2019	November 3, 2018
GAAP gross profit:	$340,067	$350,702	$383,587	$1,052,197	$1,136,390
Special items:
Share-based compensation	3,990	3,662	2,429	10,578	9,082
Amortization of acquired intangible assets	72,146	61,132	57,594	193,184	76,577
Other cost of goods sold (a)	4,758	—	105,841	5,208	128,774
Total special items	80,894	64,794	165,864	208,970	214,433
Non-GAAP gross profit	$420,961	$415,496	$549,451	$1,261,167	$1,350,823

GAAP gross margin	51.3%	53.4%	45.1%	53.1%	53.6%
Non-GAAP gross margin	63.5%	63.3%	64.6%	63.6%	63.7%

Total GAAP operating expenses	$401,576	$396,930	$404,097	$1,181,060	$1,040,112
Special items:
Share-based compensation	(63,375)	(60,014)	(47,811)	(179,061)	(138,433)
Restructuring related charges (b)	(14,802)	(16,585)	(27,031)	(37,070)	(64,013)
Amortization of acquired intangible assets	(20,614)	(19,835)	(21,098)	(60,283)	(28,053)
Other operating expenses (c)	(19,495)	(20,676)	(11,222)	(46,740)	(54,703)
Total special items	(118,286)	(117,110)	(107,162)	(323,154)	(285,202)
Total non-GAAP operating expenses	$283,290	$279,820	$296,935	$857,906	$754,910

GAAP operating margin	(9.3)%	(7.0)%	(2.4)%	(6.5)%	4.5%
Other cost of goods sold (a)	0.7%	—%	12.4%	0.3%	6.1%
Share-based compensation	10.2%	9.7%	5.9%	9.6%	7.0%
Restructuring related charges (b)	2.2%	2.5%	3.2%	1.9%	3.0%
Amortization of acquired intangible assets	14.0%	12.3%	9.2%	12.8%	4.9%
Other operating expenses (c)	3.0%	3.2%	1.4%	2.3%	2.6%
Non-GAAP operating margin	20.8%	20.7%	29.7%	20.4%	28.1%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 2, 2019	August 3, 2019	November 3, 2018	November 2, 2019	November 3, 2018
GAAP interest and other income (loss), net	$(19,460)	$(21,651)	$(23,952)	$(61,162)	$(31,577)
Special items:
Restructuring related items (d)	(946)	75	1,491	(1,209)	(142)
Write-off of debt issuance costs (e)	—	—	850	458	6,954
Deal costs (f)	496	1,009	—	1,505	—
Total special items	(450)	1,084	2,341	754	6,812
Total non-GAAP interest and other income (loss), net	$(19,910)	$(20,567)	$(21,611)	$(60,408)	$(24,765)

GAAP net income (loss)	$(82,501)	$(57,331)	$(53,767)	$(188,282)	$81,604
Special items:
Other cost of goods sold (a)	4,758	—	105,841	5,208	128,774
Share-based compensation	67,365	63,676	50,240	189,639	147,515
Restructuring related charges in operating expenses (b)	14,802	16,585	27,031	37,070	64,013
Restructuring related items in interest and other income, net (d)	(946)	75	1,491	(1,209)	(142)
Amortization of acquired intangible assets	92,760	80,967	78,692	253,467	104,630
Write-off of debt issuance costs (e)	—	—	850	458	6,954
Transaction costs included in interest and other income, net (f)	496	1,009	—	1,505	—
Other operating expenses (c)	19,495	20,676	11,222	46,740	54,703
Pre-tax total special items	198,730	182,988	275,367	532,878	506,447
Other income tax effects and adjustments (g)	(3,773)	(15,728)	55	(17,177)	(39,763)
Non-GAAP net income	$112,456	$109,929	$221,655	$327,419	$548,288

Weighted average shares — basic	668,178	663,603	657,519	667,184	569,031
Weighted average shares — diluted	668,178	663,603	657,519	667,184	578,872

GAAP diluted net income (loss) per share	$(0.12)	$(0.09)	$(0.08)	$(0.28)	$0.14
Non-GAAP diluted net income per share (h)	$0.17	$0.16	$0.33	$0.48	$0.95

(a)
Other costs of goods sold includes amortization of the Aquantia inventory fair value adjustment in 2019, amortization of the Cavium inventory fair value adjustment in 2018, as well as charges for past intellectual property licensing matters.

(b)	Restructuring related charges include employee severance, facilities related costs, and impairment of equipment and other assets.

(c)	Other operating expenses include Cavium, Aquantia, and Avera merger costs.

(d)	Interest and other income, net, includes restructuring related items such as foreign currency remeasurement associated with restructuring related accruals.

(e)	Write-off of debt issuance costs is associated with the partial term loan repayment.

(f)	Costs incurred in connection with preparation of the impending divestiture of the Wi-Fi Connectivity business.

(g)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three months ended August 3, 2019 and the three and nine months ended November 2, 2019, and based on a non-GAAP income tax rate of 4% for the three and nine months ended November 3, 2018.

(h)
Non-GAAP diluted net income per share for the three months ended November 2, 2019, August 3, 2019 and November 3, 2018 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 679,345, 675,755 shares and 665,752 shares, respectively, due to the non-GAAP net income reported in the respective period. Non-GAAP diluted net income per share for the nine months ended November 2, 2019 was calculated by dividing non-GAAP net income by weighted average shares outstanding (diluted) of 678,986 shares due to the non-GAAP net income reported in the period.

Marvell Technology Group Ltd.
Outlook for the Fourth Quarter of Fiscal Year 2020
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended February 1, 2020
GAAP revenue	$750 +/- 3%
Special items:	—
Non-GAAP revenue	$750 +/- 3%

GAAP gross margin	45.5%
Special items:
Share-based compensation	0.3%
Amortization of acquired intangible assets	16.2%
Non-GAAP gross margin	62%

Total GAAP operating expenses	$445 - $455
Special items:
Share-based compensation	65
Restructuring related charges	23
Amortization of acquired intangible assets	23
Other operating expenses	22
Total non-GAAP operating expenses	$315 - $320

GAAP diluted net loss per share	$(0.23) - $(0.17)
Special items:
Share-based compensation	0.10
Amortization of acquired intangible assets	0.21
Restructuring related charges in operating expenses	0.04
Other operating expenses	0.03
Other income tax effects and adjustments	(0.01)
Non-GAAP diluted net income per share	$0.15 - $0.19

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	November 2, 2019	August 3, 2019	November 3, 2018	YoY	QoQ
Networking (1)	$329,962	$329,605	$398,424	(17)%	—%
Storage (2)	287,708	274,905	406,822	(29)%	5%
Total Core	617,670	604,510	805,246	(23)%	2%
Other (3)	44,800	52,058	45,805	(2)%	(14)%
Total Revenue	$662,470	$656,568	$851,051	(22)%	1%

	Three Months Ended
% of Total	November 2, 2019	August 3, 2019	November 3, 2018
Networking (1)	50%	50%	47%
Storage (2)	43%	42%	48%
Total Core	93%	92%	95%
Other (3)	7%	8%	5%
Total Revenue	100%	100%	100%

(1) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Ethernet NICs, Embedded Communication Processors, Automotive Ethernet, Security Adapters and Processors as well as WiFi Connectivity products. In addition, this grouping includes a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(2) Storage products are comprised primarily of HDD and SSD Controllers, Fibre Channel Adapters and Data Center Storage Solutions.
(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com